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                                                                    EXHIBIT 99.1

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CONTACTS:
INVESTOR RELATIONS                             MEDIA RELATIONS
R. Jackson Blackstock                          Maryanne Kane
Senior Vice President                          Chief Communications Officer
Tyco International (US) Inc.                   Tyco International (US) Inc.
212-424-1344                                   508-747-0800
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                TYCO SUBSTITUTES BANK DEBT FOR COMMERCIAL PAPER

    PEMBROKE, BERMUDA, FEBRUARY 4, 2002--Tyco International Ltd. (NYSE: TYC,
LSE: TYI, BSX: TYC) today announced that it will repurchase all of the company's $4.5 billion commercial paper at its scheduled maturities. To fund these purchases, Tyco will borrow under its $5.9 billion of existing bank facilities with a term maturity of February 2003 as to $3.9 billion and February 2006 as to the other $2.0 billion.

    L. Dennis Kozlowski, Tyco's Chairman and Chief Executive Officer, said, "While the increased interest costs will reduce earnings by up to $0.02 per share in fiscal 2002, by taking these actions we are enhancing Tyco's flexibility, liquidity, and eliminating uncertainty about our ability to finance our recently announced plan to unlock shareholder value. Additionally, the company has projected remaining fiscal year 2002 free cash flow to be in excess of $4 billion, of which a majority will be used to reduce existing indebtedness."

ABOUT TYCO INTERNATIONAL

    Tyco International Ltd. is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of electrical and electronic components; the world's largest designer, manufacturer, installer and servicer of undersea telecommunications systems; the world's largest manufacturer, installer and provider of fire protection systems and electronic security services and the world's largest manufacturer of specialty valves. Tyco also holds strong leadership positions in medical device products, financing and leasing capital, and plastics and adhesives. Tyco operates in more than 100 countries and had fiscal 2001 revenues of approximately $36 billion.

                                     # # #

    THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO RISKS, UNCERTAINTY AND CHANGES IN CIRCUMSTANCES. ACTUAL RESULTS MAY VARY MATERIALLY FROM THE EXPECTATIONS CONTAINED IN THE FORWARD-LOOKING STATEMENTS. ALL STATEMENTS CONTAINED IN THIS RELEASE THAT ARE NOT CLEARLY HISTORICAL IN NATURE ARE FORWARD-LOOKING, AND THE WORDS "ANTICIPATE," "BELIEVE," "EXPECT," "ESTIMATE," "PLAN" AND SIMILAR EXPRESSIONS ARE GENERALLY INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING
STATEMENTS: ECONOMIC, BUSINESS, COMPETITIVE AND REGULATORY FACTORS AFFECTING TYCO'S BUSINESSES AND THE EXECUTION OF ITS PLAN; AND OTHER FACTORS DESCRIBED IN TYCO'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2001.